                                                                      Exhibit 11

                                 ALPHAREL, INC.

             STATEMENT RE COMPUTATION OF NET INCOME (LOSS) PER SHARE
                                   (Unaudited)
                      (In thousands except per share data)


                                                        For the three months          For the nine months
                                                        ended September 30,           ended September 30,
                                                        ------------------            --------------------
                                                         1995           1994           1995            1994
                                                         ----           ----           ----            ----
Net income (loss) per consolidated
financial statements                                $     229       $     (63)       $    881        $    255

Primary net income (loss) per share:
     Weighted average common shares                    14,057          13,743          13,892          13,709
     Common stock equivalents:
          Common stock options                            796               -             425             249
          Common stock warrants                           140               -              47               -
                                                    ---------       ----------       --------        --------
Weighted average shares outstanding                    14,993          13,743          14,364          13,958
                                                    ---------       ----------       --------        --------

Fully diluted net income (loss) per share:
     Weighted average common shares                    14,057          13,743          13,892          13,709
     Common stock equivalents:
          Common stock options                            796               -             425             249
          Common stock warrants                           140               -              47               -
                                                    ---------       ----------       --------        --------

Weighted average shares outstanding                    14,993          13,743          14,364          13,958
                                                    ---------       ----------       --------        --------

Net income (loss) per share:
     Primary                                        $     .02       $       -        $    .06        $    .02
                                                    ---------       ----------       --------        --------

     Fully diluted                                  $     .02       $       -        $    .06        $    .02
                                                    ---------       ----------       --------        --------



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